Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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In re:	:	Chapter 11
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Nuverra Environmental Solutions, Inc., et al.,[1]	:	Case No. 17–10949 (KJC)
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Debtors.	:	(Jointly Administered)
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	:	RE: Docket Nos. 11, 14, 90, 226, 301, and 337,364
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FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

APPROVING (I) THE ADEQUACY OF THE DISCLOSURE STATEMENT;

(II) PREPETITION SOLICITATION PROCEDURES; AND

(III) CONFIRMATION OF THE PREPACKAGED PLAN

Recitals

A.    On April 28, 2017 (the “Launch Date”), Nuverra Environmental Solutions, Inc. (“Nuverra”) and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”) commenced a prepetition solicitation (the “Solicitation”) of votes to accept or reject the Debtors’ Prepackaged Plans of Reorganization Under Chapter 11 of the Bankruptcy Code. Specifically, on the Launch Date, the Debtors caused Prime Clerk LLC (the “Solicitation Agent”) to commence service of (i) the Solicitation and Disclosure Statement, dated April 28, 2017 (as supplemented, the “Disclosure Statement”) and all exhibits thereto, including, among others, the Prepackaged Plans of Reorganization under Chapter 11 of the

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The Debtors in these cases (including the last four digits of their respective taxpayer identification numbers) are: Nuverra Environmental Solutions, Inc. (7117), Appalachian Water Services, LLC (0729), Badlands Leasing, LLC (2638), Badlands Power Fuels, LLC (DE) (8703), Badlands Power Fuels, LLC (ND) (1810), Heckmann Water Resources Corporation (1194), Heckmann Water Resources (CVR), Inc. (1795), Heckmann Woods Cross, LLC (9761), HEK Water Solutions, LLC (8233), Ideal Oilfield Disposal, LLC (5796), Landtech Enterprises, L.L.C. (9022), NES Water Solutions, LLC (3421), Nuverra Total Solutions, LLC (6218), and 1960 Well Services, LLC (5084). The Debtors’ corporate headquarters is located at 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.

Bankruptcy Code, dated April 28, 2017 (the “Original Plan”);2 (ii) ballots (the “Ballots”) to Holders of Claims in Voting Classes (as defined below); and (iii) a pre-addressed, postage paid return envelope (collectively, the “Solicitation Materials”) on the Depository Service List, the Term Loan Lender Service List, the Bond Nominees Service List, the Nominees and Depository Service List, and the Supplemental Bond Nominees Service List, all as more fully described on Exhibits F through Exhibit J to the Affidavit of Service of Solicitation Materials (the “Solicitation Service Affidavit”) [Docket No. 67].

B.     The Ballots, and a postage paid return envelope, were distributed to each person or entity (or to its applicable nominee) that was a beneficial holder of record (a “Holder”) as of April 28, 2017 (the “Voting Record Date”) of Claims against (i) the Nuverra Group Debtors related to, arising out of, or in connection with, (a) the term loan credit agreement (the “Term Loan Facility Claims”) (Class A4), (b) the 12.5%/10.0% Notes due 2021 (the “2021 Note Claims”) (Class A5), or (c) the 9.875% Notes due 2018 (the “2018 Note Claims”) (Class A6); (ii) the AWS Debtor related to, arising out of, or in connection with (a) Term Loan Facility Claims (Class B4), or (b) 2021 Note Claims (Class B5); or (iii) the Badlands (DE) Debtor related to (a) the Term Loan Facility Claims (Class C4) or (b) 2021 Note Claims (Class C5) (Classes A4, A5, A6, B4, B5, C4 and C5 being the “Voting Classes”). The Debtors established May 26, 2017 at 5:00 p.m., prevailing Eastern time, as the deadline by which Holders of Claims entitled to vote to accept or reject the Plan were required to have returned their completed Ballots to the Solicitation Agent (the “Voting Deadline”).

C.    The Debtors did not solicit votes to accept or reject the Original Plan from holders of Claims or Equity Interests classified in Classes A1-A3, A7-A12, B1-B3, B6-B10, C1-C3 and

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As used herein, the term “Plan” shall mean the Original Plan and the Amended Plan (as defined below), as applicable. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

C6-C10 (collectively, the “Non-Voting Classes”), each of which was deemed under the Original Plan either to have accepted or rejected the Plan pursuant to sections 1126(f) or (g) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”).

D.    On May 1, 2017 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

E.    On May 2, 2017, this Court entered its Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (III) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [Docket No. 59] (the “Scheduling Order”). In the Scheduling Order, the Court established (i) June 12, 2017 at 4:00 p.m. as the deadline by which objections to the Disclosure Statement or Plan (as defined below) were to be filed (the “Objection Deadline”) and (ii) June 21, 2017 at 10:00 a.m. as the time and date for the hearing to consider approval of the Disclosure Statement, the Solicitation and the solicitation procedures described in the Scheduling Motion (the “Solicitation Procedures”), and confirmation of the Plan (the “Combined Hearing”). In accordance with the Scheduling Order, the Debtors were required to serve and publish a notice (the “Notice”) of, among other things, (i) the Combined Hearing, (ii) the Objection Deadline, and (iii) the Solicitation Procedures.

F.    The Original Plan, filed on the Petition Date, was the result of rigorous negotiations with, and ultimately, an agreement resulting in significant concessions from, the

Supporting Noteholders, which was memorialized in the Restructuring Support Agreement, dated April 9, 2017 (together with all exhibits, attachments, and amendments thereto, the “Restructuring Support Agreement”). Pursuant to the Restructuring Support Agreement, the Debtors’ major creditors—the Supporting Noteholders—agreed to support the Plan and the restructuring contemplated thereunder.

G.    As evidenced by Affidavits of Service and a Certification of Publication filed in these Cases (collectively, the “Combined Hearing Notice Affidavits”),3 in accordance with the terms of the Scheduling Order, the Debtors (i) served the Notice upon all of the Debtors’ known creditors (or nominees therefor), indenture trustees, equity interest holders, the Office of the United States Trustee (the “U.S. Trustee”), all parties requesting notice under Rule 2002 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and certain other parties in interest, including counterparties to executory contracts and unexpired leases as required by the Scheduling Order and (ii) caused notice of the Combined Hearing and Objection Deadline to be published in the national edition of USA Today on June 7, 2017.

H.    On May 19, 2017, the Debtors filed the Plan Supplement to the Debtors’ Prepackaged Plans of Reorganization under Chapter 11 of the Bankruptcy Code [Docket No. 90] containing the following documents: (i) the list of the known members of the Reorganized Nuverra Board and the nature and compensation for any director who is an “insider” under the Bankruptcy Code, (ii) the Schedule of Rejected Contracts, (iii) the employment agreement for Mark D. Johnsrud, (iv) the Exit Financing Term Sheet, (v) the Registration Rights Agreement,

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The Combined Hearing Notice Affidavits include: (i) Affidavit of Service of Nicholas Duncan Regarding Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan, May 11, 2017 [Docket No. 81]; (ii) Affidavit of Service of Christine Porter Regarding Notice of Commencement of cases Under Chapter 11 of the Bankruptcy Code, May 17, 2017 [Docket No. 87]; and Certification of Publication in USA Today of the Notice of Commencement, June 13, 2017 [Docket No. 206].

(vi) the Reorganized Nuverra Constituent Documents,4 (vii) a term sheet setting forth the material terms and conditions of the Management Incentive Plan, (viii) the Rights Offering Procedures, (ix) the Schedule of Preserved Claims and Causes of Action, and (x) all exhibits, attachments, supplements, annexes, schedules, and ancillary documents related to each of the foregoing. On July 6, 2017, the Debtors filed the Supplements and Amendment to Plan Supplement [Docket No. 301], which included: (i) a revised list of known members of the Reorganized Nuverra Board and the nature and compensation for any director who is an “insider” under the Bankruptcy Code, (ii) the employment agreement for Joseph M. Crabb, (iii) revised Rights Offering Procedures, (iv) the Warrant Agreement, which governs the warrants to be issued pursuant to the Plan (the “Unsecured Claim Warrants”), (v) a commitment letter for exit financing, (vi) the PSA (as defined below), (vii) an amended Schedule of Rejected Contracts, and (viii) a schedule of a contract to be rejected upon the Effective Date if a motion to assume is not granted. On July 18, 2017, the Debtors filed the Further Supplement and Amendment to the Plan Supplement [Docket No.     ], which included: (i) an amended Schedule of Rejected Contracts, (ii) a revised employment agreement for Joseph M. Crabb, and (iii) a commitment letter for exit financing (the plan supplement at Docket No. 90 as supplemented and amended by Docket Nos. 301 and [    ], the “Plan Supplement”).

I.    On May 19, 2017, the U.S. Trustee filed a notice of appointment [Docket No. 88] of the Official Committee of Unsecured Creditors (the “Committee”). On June 2, 2017, the U.S. Trustee appointed an additional member to the Committee following the resignation of one of the original members [Docket No. 136]. The additional member subsequently resigned from the Committee [Docket No. 313].

[4]	The term “Reorganized Nuverra Constituent Documents” means, collectively, the Reorganized Nuverra By-Laws and the Reorganized Nuverra Certificate of Incorporation.

J.    In the Declaration of Christina Pullo of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Prepackaged Plans of Reorganization under Chapter 11 of the Bankruptcy Code, dated June 3, 2017 (the “Voting Affidavit”), the Solicitation Agent certified the results of the Solicitation and confirmed that the Solicitation was carried out in accordance with the Solicitation Procedures [Docket No. 154].

K.    On June 1, 2017, the Committee filed the Motion of the Official Committee of Unsecured Creditors for Reconsideration of Order (I) Scheduling Combined Hearing On (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (III) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [Docket No. 127] (the “Committee Reconsideration Motion”), which, among other things, sought reconsideration of the Scheduling Order and an adjournment of the Confirmation Hearing for 75 days. Subsequent to the filing of the Committee Reconsideration Motion, at the Debtors’ request, the Court rescheduled the Combined Hearing to July 11, 2017, at 10:00 a.m., and the Court adjourned the Objection Deadline to June 30, 2017 (the “Objection Deadline”).

L.    After a series of negotiations among the Debtors, the Supporting Noteholders, the Committee, and their respective professionals, an agreement was reached, which was embodied in a plan support agreement (the “PSA”), dated June 22, 2017, that settled any potential Committee objections to the Original Plan. Among other things, the PSA provides for certain amendments to the Plan that were embodied in the Amended Plan that was filed by the Debtors on June 23, 2017 [Docket No. 226] (the “Amended Plan,” and together with the Original Plan, the “Plan”), and served, along with a blackline of the Amended Plan reflecting the amendments, upon the Debtors’ core and Bankruptcy Rule 2002 list. Pursuant to the PSA, the Committee agreed to support and aid in the confirmation of the Plan.

M.    On June 30, 2017, subsequent to the Objection Deadline, the Unsecured Bondholder’s Objection to Confirmation of the Debtors’ Amended Prepackaged Plans of Reorganization [Docket No. 290] was filed on the docket in the Chapter 11 Cases (as defined below).

N.    On July 6, 2017, the Debtors filed the Debtors’ Memorandum of Law in Support of an Order Approving (I) the Adequacy of the Disclosure Statement; (II) Prepetition Solicitation Procedures; and (III) Confirmation of the Prepackaged Plan [Docket No. 302] (the “Confirmation Memorandum”).

O.    On July 18, 2017, the Debtors filed (i) the proposed confirmation order and (ii) the Declaration of Robert D. Albergotti in Support of the Memorandum of Law in Support of an Order Approving (I) the Adequacy of the Disclosure Statement; (II) Prepetition Solicitation Procedures; and (III) Confirmation of the Prepackaged Plan (the “Confirmation Declaration,” together with the Confirmation Memorandum and the proposed confirmation order, the “Confirmation Submissions”).

P.    At the Combined Hearing, this Court considered the Confirmation Submissions and heard the arguments of counsel supporting confirmation of the Plan and approval of the Solicitation Materials, including the Disclosure Statement and the Solicitation Procedures.

WHEREFORE, this Court, having reviewed the Solicitation Materials, the Plan, the Solicitation Procedures, the Voting Affidavit and the Confirmation Submissions; having held the

Combined Hearing to consider the approval of the adequacy of the information contained in the Disclosure Statement, the Solicitation Procedures, and confirmation of the Plan; having considered all evidence submitted or presented at the Combined Hearing; having taken judicial notice of the papers and pleadings on file in the Chapter 11 Cases; having found that the legal and factual bases set forth in the Confirmation Submissions and the Voting Affidavit and presented at the Combined Hearing establish just cause for the relief granted herein; and having considered any and all objections to the Plan and its confirmation, the Disclosure Statement, and the Solicitation Procedures, and all such objections being consensually resolved or withdrawn, or overruled on the merits; and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact and Conclusions of Law:

Findings of Fact and Conclusions of Law

IT IS HEREBY FOUND AND DETERMINED THAT:

1.    Findings and Conclusions. The findings and conclusions set forth herein, in the recitals, and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, or vice versa, they are adopted as such.

2.    Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157, 1334(a), 1408 and 1409). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2) and this Court has jurisdiction to approve the Disclosure Statement and the Solicitation Procedures and to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Venue in the District of Delaware was proper as of the Petition Date and continues to be proper.

3.    Chapter 11 Petitions and Joint Administration of Cases. On May 1, 2017 (the “Petition Date”), each Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. In accordance with the Order Granting the Motion for Joint Administration [Docket No. 50], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b).

4.    Judicial Notice. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of this Court or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before this Court during the pendency of the Chapter 11 Cases.

5.    Objections Overruled. All parties have had a full and fair opportunity to be heard on all issues raised by objections to confirmation of the Plan. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Solicitation Procedures, the Disclosure Statement, or the confirmation of the Plan, are OVERRULED on the merits.

6.    Adequacy of the Solicitation Procedures and Adequacy of the Information Contained in the Disclosure Statement (11 U.S.C. §§ 1125, 1126(b)). Sections 1125(g) and 1126(b) of the Bankruptcy Code apply to the solicitation of acceptances and rejections of the Plan prior to the commencement of the Chapter 11 Cases. The Disclosure Statement contains

“adequate information” as such term is defined in section 1125 of the Bankruptcy Code, thereby satisfying sections 1125 and 1126(b) of the Bankruptcy Code. Votes for acceptance and rejection of the Plan were solicited in good faith and the Solicitation complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations. In soliciting votes, the Debtors properly relied on the exemption from the registration requirements pursuant to section 3(a)(9) of the Securities Act of 1933 (as amended, and including the rules and regulations promulgated thereunder, the “Securities Act”). Accordingly, the Debtors, the Reorganized Debtors, the Committee, the Supporting Noteholders and any and all affiliates, members, managers, shareholders, partners, employees, attorneys and advisors of the foregoing are entitled to the protection of section 1125(e) of the Bankruptcy Code.

7.    Transmittal and Mailing of Materials, Notice. As evidenced by the Combined Hearing Notice Affidavits, the Voting Affidavit, and the other affidavits of service, mailing, and publication filed with this Court prior to the Combined Hearing (collectively, the “Notice Affidavits”),5 the transmittal and service of the Plan, the Disclosure Statement, the Ballots, and notice of the Combined Hearing were adequate and sufficient under the circumstances, and all parties have been given due, proper, timely, and adequate notice, and an opportunity to appear and be heard with respect thereto. The Notice informed creditors and other parties in interest that the Combined Hearing could be adjourned, and informed them of how to access an electronic website with up to date information regarding the scheduling of the Combined Hearing. Creditors also had the ability to request that they be placed on the list of parties

[5]	The Notice Affidavits, other than the Combined Hearing Notice Affidavits, are located at Docket Nos. 67, 97, 113, 114, 185, 199, 229, 233.

regarding notice pursuant to Bankruptcy Rule 2002. Accordingly, due and proper notice has been given with respect to the Combined Hearing and the deadlines and procedures for filing objections to the Disclosure Statement and confirmation of the Plan in accordance with the Scheduling Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules (the “Local Rules”).

8.    Plan Modification. As set forth in the Affidavit of Service of Nicholas Duncan, dated June 28, 2017 [Docket No. 280], on June 23, 2017, notice of the Amended Plan and a redline of the Amended Plan to the Original Plan were served on the Debtors’ 2002 Service List. Adequate and sufficient notice of the modifications to the Original Plan has been given, no other further notice, or re-solicitation of votes on the Plan, including the amendments set forth in the Amended Plan, is required, and such modifications are approved in full. The votes cast to accept the Original Plan are deemed to have been cast with respect to the Amended Plan, as so modified.

9.    Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

10.    Plan Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code:

(a)    Proper Classification of Claims and Equity Interests (11 U.S.C. §§ 1122 and 1123(a)(1)). The Plan designates 32 Classes of Claims and Equity Interests, aside from Claims that need not be classified, including Claims against any Debtor for costs and expenses of administration under section 503(b)(1) or 507(b) of the Bankruptcy

Code, including for (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, (ii) compensation for services and reimbursement of expenses under section 330(a) or 331 of the Bankruptcy Code, including Professional fees and expenses, (iii) any indebtedness or obligations incurred or assumed by the Debtors during the Chapter 11 Cases, (iv) all fees and charges assessed against the Estates under 28 U.S.C. §§ 1911-1930 (collectively, “Administrative Claims”) and (v) all Claims against any Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code (“Priority Tax Claims”). The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between or among holders of Claims or Equity Interests. The classification is reasonable and necessary to implement the Plan and is proper under the Bankruptcy Code. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)    Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan specifies that Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 and C10 are Unimpaired within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)    Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan designates each of Classes A4-A6, A8, A10, A11, B4-B6, B9, C4-C6 and C9 as Impaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)    No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in a particular Class, unless a holder of a particular Claim or Interest has agreed to less favorable treatment, which satisfies section 1123(a)(4) of the Bankruptcy Code.

(e)    Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan and the Plan Supplement provide adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the continued corporate existence of the Reorganized Debtors, (ii) all action set forth in Article IV of the Plan, (iii) the funding of the Plan, (iv) the cancellation of certain securities and agreements, (v) the cancellation of certain existing security interests, (vi) the composition of the board of directors and officers of Reorganized Nuverra to the extent such information is available, (vii) the adoption of the Management Incentive Plan, (viii) the authorization, issuance, and delivery of Reorganized Nuverra Common Stock (which the Reorganized Debtors shall use best efforts to have listed on a nationally recognized exchange as soon as practicable subject to meeting applicable listing requirements following the Effective Date), (ix) the implementation of the Rights Offering, (x) the entry into the Registration Rights Agreement, (xi) the entry into the Warrant Agreement, and (xii) taking of all necessary and appropriate actions by the Debtors or Reorganized Debtors, as applicable, to effectuate the transactions under and in connection with the Plan.

(f)    Charter Provisions (11 U.S.C. § 1123(a)(6)). In accordance with section 1123(a)(6) of the Bankruptcy Code, the amended and restated certificate of incorporation and by-laws of Reorganized Nuverra contain provisions prohibiting the issuance of non-voting equity securities, and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance under the Plan [Docket No. 90 – Ex. G ¶ 3], thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(g)    Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 4.13 of the Plan provides that on the Effective Date, the Reorganized Nuverra Board shall consist of five members, four of which are to be appointed by the two largest creditors in the Chapter 11 Cases (including the two identified in the Plan Supplement) and the Debtors’ chief executive officer. Any subsequent Reorganized Nuverra Board shall be elected, classified, and composed in a manner consistent with the Reorganized Nuverra Constituent Documents and applicable non-bankruptcy law. The provisions of the Plan for the selection of directors and officers are consistent with the interests of creditors, the new equity security holders and public policy. The Debtors have identified the directors and officers of each Reorganized Debtor in the Plan Supplement to the extent such information is available. Consequently, the requirements of section 1123(a)(7) of the Bankruptcy Code have been met.

(h)    Impairment/Unimpairment (11 U.S.C. § 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Equity Interests.

(i)    Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Article V of the Plan addresses the assumption and rejection of executory contracts and unexpired leases, and meets the requirements of section 365(b) of the Bankruptcy Code. In accordance with Section 5.2 of the Plan, the Debtors have filed and served the notice of proposed Cure Claims with respect to the executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan (the “Cure Claim Notice”) [Docket No. 276] to applicable parties to executory contracts or unexpired leases to be assumed, as set forth in the Affidavit/Declaration of Mailing of Christine Porter Regarding . . . Notice of Filing of List of Executory Contracts and Unexpired Leases Potentially Being Assumed under the Debtors’ Prepackaged Plans of Reorganization [Docket No. 288]. There have been no objections to the Debtors’ assumption of executory contracts and unexpired leases contained in the Cure Claim Notice.

(j)    Settlement and Preservation of Claims and Causes of Action (11 U.S.C. § 1123(b)(3)). The Plan is consistent with Bankruptcy Code section 1123(b)(3). In consideration of the distributions, settlements, and other benefits provided under the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Equity Interest. The compromise and settlement of such Claims and Equity Interests embodied in the Plan is in the best interest of the Debtors, the Estates, and all holders of Claims and Equity Interests, and are fair, equitable, and reasonable. Section 9.8 of the Plan provides that the Reorganized Debtors will retain and have the exclusive right to enforce, after the Effective Date, any claims, rights and Causes of Action that the Debtors or the Estates may hold against any Entity, except for those that have been expressly released under the Plan. The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable, and reasonable, and are in the best interest of the Debtors, the Estates, and holders of Claims and Equity Interests.

(k)    Modification of Rights (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of certain holders of Claims and Equity Interests.

(l)     Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

(m)    Cure of Defaults (11 U.S.C. § 1123(d). In accordance with section 1123(d) of the Bankruptcy Code, Article V of the Plan provides for the satisfaction of Cure Claims associated with executory contracts or unexpired leases to be assumed pursuant to the Plan in accordance with Bankruptcy Code section 365(b). As described above, the Debtors timely filed and served their Cure Claim Notice, and received no timely objections to the proposed Cure Claims.

11.    Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors and their agents have complied in good faith with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically: (i) the Debtors are eligible to be debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code; (ii) the Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court; and (iii) the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules and applicable non-bankruptcy rules and regulations and the Scheduling Order in transmitting the Solicitation Materials and in soliciting and tabulating votes to accept or reject the Plan. The Debtors complied with applicable provisions of the Bankruptcy Code in transmitting Combined Hearing notices and otherwise satisfied 1129(a)(2) of the Bankruptcy Code.

12.    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Plan is the culmination of significant arm’s-length negotiations with a group composed of certain unaffiliated Holders of Impaired Claims (the “Supporting Noteholders”), the Committee, and other key constituents and is proposed with the honest purposes of substantially reducing the Debtors’ debt obligations and expeditiously making the distributions provided for in the Plan.

13.    Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Except as otherwise provided or permitted by the Plan, or orders of this Court, any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

14.    Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors after confirmation of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or the continuation in, such offices of such persons is consistent with the interests of the Debtors’ creditors and equity security holders and with public policy. The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation also have been fully disclosed.

15.    No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any change in rates subject to governmental regulation. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Cases.

16.    Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis contained in Article IX of the Disclosure Statement and other evidence proffered or adduced at the Combined Hearing: (i) are persuasive and credible; (ii) have not been controverted by other evidence or challenged; and (iii) establish that each holder of a Claim or Equity Interest in an Impaired Class either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

17.    Acceptance or Rejection by Certain Classes (11 U.S.C. § 1129(a)(8)). Holders of Claims in the Voting Classes were the only holders of Claims entitled to vote to accept or reject the Plan pursuant to the provisions of the Bankruptcy Code. Holders of Claims in Classes A4, B4, C4, A5, B5 and C5 have accepted the Plan pursuant to section 1126(c) of the Bankruptcy Code. Holders of Claims in Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 and C10 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Claims in Classes A8, A10, A11, B6, B9, C6 and C9 are conclusively deemed to have rejected the Plan (collectively, the “Deemed Rejecting Classes”). Notwithstanding that Holders of Claims in Classes A8, B6, and C6 receive distributions under the Amended Plan pursuant to the settlement embodied in the PSA, Classes A8, B6, and C6 are deemed to reject the Plan and are not entitled to vote thereon. Holders of Claims in Class A6 have voted to reject the Plan. The Plan, therefore, does not satisfy section 1129(a)(8) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to the rejecting Class and Deemed Rejecting Classes, the Plan is confirmable because, as set forth below, it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such Classes. As set forth in the Voting Affidavit, the percentages of Holders of Claims in Classes entitled to vote on the Plan that voted to accept or reject the Plan are as follows:

Plan Class of Impaired Creditors	Amount Accepting Plan (% of Amount Voted)	Amount Rejecting Plan (% of Amount Voted)	Number Accepting Plan (% of Number Voted)	Number Rejecting Plan (% of Number Voted)
CLASS A4	$79,975,245.53 (100.00%)	$0.00 (0.00%)	5 (100.00%)	0 (0.00%)
CLASS A5	$337,431,372 (99.89%)	$372,778 (.11%)	64 (85.33%)	11 (14.67%)
CLASS A6	$3,153,000 (38.74%)	4,985,000 (61.26%)	171 (79.17%)	45 (20.83%)
CLASS B4	$79,975,245.53 (100.00%)	$0.00 (0.00%)	5 (100.00%)	0 (0.00%)
CLASS B5	$335,214,052 (99.88%)	$402,183 (.12%)	43 (78.18%)	12 (21.82%)
CLASS C4	$79,975,245.53 (100.00%)	$0.00 (0.00%)	5 (100.00%)	0 (0.00%)
CLASS C5	$335,210,783 (99.86%)	$458,814 (.14%)	44 (78.57%)	12 (21.43%)

18.    Treatment of Priority Claims (11 U.S.C. § 1129(a)(9)). Article II of the Plan provides for the treatment of Administrative Claims, Priority Tax Claims and other claims afforded specific treatment under section 1129(a)(9) of the Bankruptcy Code that satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

19.    Acceptance of At Least One Impaired Class (11 U.S.C. § 1129(a)(10)). As set forth in the Voting Affidavit, Holders of Claims in Classes A4, A5, B4, B5, C4 and C5, each of which are Impaired under the Plan, have voted to accept the Plan in requisite numbers and amounts without including any acceptance of the Plan by any insider. Thus, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

20.    Feasibility (11 U.S.C. § 1129(a)(11)). The Plan is feasible within the meaning of section 1129(a)(11) of the Bankruptcy Code. The evidence submitted regarding feasibility (i) was reasonable, persuasive, accurate and credible; (ii) has not been controverted by other evidence; (iii) utilizes reasonable and appropriate methodologies and assumptions; (iv) establishes that the Reorganized Debtors will have sufficient funds available to meet obligations under the Plan; and (v) establishes that confirmation of the Plan is not likely to be followed by a liquidation or need for a further financial reorganization of the Reorganized Debtors. Accordingly, the Debtors have established a reasonable assurance of the Plan’s prospect for success. Furthermore, the financing and other transactions contemplated under the Plan will enable the Debtors to continue their current operations and will eliminate a substantial portion of their long-term debt. By easing the burden of servicing their existing debt, the Debtors will be better positioned to increase profits, service debt obligations and create value for equity holders. The Plan is feasible, and, therefore, satisfies section 1129(a)(11) of the Bankruptcy Code.

21.    Payment of Certain Fees (11 U.S.C. § 1129(a)(12)). The Plan satisfies section 1129(a)(12) of the Bankruptcy Code. Section 2.7 of the Plan provides for payment of all fees payable by the Debtors under 28 U.S.C. § 1930.

22.    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). To the extent section 1129(a)(13) of the Bankruptcy Code applies to the Debtors, as set forth in Section 5.5 of the Plan, the Reorganized Debtors shall pay all retiree benefits of the Debtors (within the meaning of Bankruptcy Code section 1114) at the level established in accordance with Bankruptcy Code section 1114, for the duration of the period for which the Debtors are obligated to provide such benefits. Therefore the Debtors have complied with section 1129(a)(13) of the Bankruptcy Code.

23.    Confirmation of Plan Over Nonacceptance of Impaired Classes (11 U.S.C. § 1129(b)). As described above, the Plan satisfies all of the applicable requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8). Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all Impaired Classes have voted to accept the Plan. Requisite numbers and amounts of Holders of Claims in Classes A4, A5, B4, B5, C4 and C5, have voted to accept the Plan. Of the Classes entitled to vote, only Class A6, containing unsecured 2018 Note Claims, voted to reject the Plan. Classes A8, A10, A11, B6, B9, C6 and C9 are Classes of unsecured Claims that are deemed to reject. No holders of Claims or Equity Interests junior to the holders of the unsecured Claims in the Classes rejecting or deemed to reject will receive or retain any property under the Plan. Accordingly, the requirements of section 1129(b)(2)(B)(ii) of the Bankruptcy Code are satisfied with respect to the rejecting Classes of unsecured creditors (i.e., Classes A6, A8, A10, B6, B9, C6 and C9) and the Plan is fair and equitable with respect to such Classes and does not unfairly discriminate against such Classes. Class A11 contains equity interests in Nuverra. With respect to Class A11, no holders of Equity Interests junior to the holders of the Equity Interests in Class A11 will receive or retain any property under the Plan. Accordingly, the requirements of sections 1129(b)(2)(C)(ii) of the Bankruptcy Code is satisfied with respect to the rejecting Classes of Equity Interest holders (i.e., Class A11), the Plan is fair and equitable with respect to such Class and the Plan does not unfairly discriminate against such Class. Accordingly, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to all rejecting or Deemed Rejecting Classes and shall be confirmed notwithstanding the requirements of section 1129(a)(8) of the Bankruptcy Code.

24.    Confirmation of Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan of reorganization for each Debtor considered by this Court for confirmation, in accordance with section 1129(c) of the Bankruptcy Code.

25.    Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act, and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

26.    Good Faith Solicitation (11 U.S.C. § 1125(e)). Based upon the record before this Court, the Debtors, the Debtors’ other non-Debtor Affiliates; the Reorganized Debtors, the Supporting Noteholders, the Committee, the Standby Exit Facility Lenders, the ABL Agent, the ABL Lenders, the Term Loan Agent, the Term Loan Lenders, the DIP Agents, the DIP Lenders, the 2018 Note Indenture Trustee, the 2021 Note Indenture Trustee, and any and all predecessors, successors, assigns, subsidiaries, present and former Affiliates, managed accounts and funds, current and former officers and directors, principals, shareholders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals (including any professionals retained by such entities), and all of the foregoing entities’ respective heirs, executors, estates, servants, and nominees of the foregoing (collectively, and in each case, excluding the Excluded Parties,6 the “Released Parties”) participated in the formation of, and the solicitation of votes on the Plan and activities related thereto, in each case, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, Local Rules and any applicable non-bankruptcy rules or regulations. In addition, the Released Parties participated in good faith and in compliance with applicable provisions of the Bankruptcy Code, Local Rules and applicable non-bankruptcy law in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan. The Released Parties, therefore, are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent applicable, the exculpatory and injunctive provisions set forth in Article IX of the Plan.

27.    Satisfaction of Confirmation Requirements. Based on the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code. Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon all holders of Claims and Equity Interests, including holders of Claims that voted to reject the Plan and the Deemed Rejecting Classes.

28.    Bankruptcy Rule 3016. The Plan is dated, and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement and the Confirmation Declaration with the Clerk of this Court satisfies Bankruptcy Rule 3016(b).

[6]	As defined in the Plan, the term “Excluded Parties” means, collectively, any Holder of a Claim against, or Equity Interests in, Nuverra or any Affiliate or subsidiary (other than, as Holders of Equity Interests, Nuverra and any direct or indirect subsidiary thereof), or current or former officer, director, principal, member, employee, agent, or advisory board member thereof, that (a) seeks any relief materially adverse to the restructuring transactions contemplated by the Plan or objects to or opposes any material relief sought by (including any request for relief by any other party that is joined by any of the foregoing) the Debtors, which request, objection or opposition is not withdrawn by June 27, 2017, (b) is entitled to vote on any Plan and does not vote to accept a Plan for which it is entitled to vote or opts out of any third-party releases sought in connection with any Plan, or (c) objects to any Plan or supports an objection to any Plan, which objection or support thereof is not withdrawn by June 27, 2017.

29.    Bankruptcy Rule 3017. The Debtors have given proper and sufficient notice of the hearing to approve the adequacy of information contained in the Disclosure Statement and the Solicitation Procedures as required by the Scheduling Order and have thereby satisfied Bankruptcy Rule 3017(a). The Debtors also have given proper and sufficient notice of the Combined Hearing as required by Bankruptcy Rule 3017(d), as modified by the Scheduling Order. The Solicitation Procedures, pursuant to which the Solicitation Materials were provided to the Holders of Impaired Claims, were adequate, thereby satisfying Bankruptcy Rule 3017(e).

30.    Bankruptcy Rule 3018. The solicitation of votes to accept or reject the Plan solely from the Holders of Impaired Claims satisfies Bankruptcy Rule 3018(a). The Plan was transmitted to all parties in interest entitled to vote thereon, sufficient time was prescribed for such entities to accept or reject the Plan, and the Solicitation Procedures complied with sections 1125 and 1126 of the Bankruptcy Code, thereby satisfying Bankruptcy Rule 3018(b).

31.    Rule 9019(a) Settlement. Except as otherwise provided in the Plan and this Confirmation Order, the Plan, by implementing the Restructuring Support Agreement and the PSA, is a settlement between and among the Debtors and their creditors and equity holders of all claims against the Debtors, pending or threatened, or that were or could have been commenced against the Debtors prior to the date of entry of this Confirmation Order (other than the Reorganized Debtors’ ability to prosecute objections to Claims and other retained Causes of Action to the extent preserved under the Plan). Such settlement, as reflected in the relative distributions and recoveries or other benefits provided to holders of Claims under the Plan, benefits the Debtors’ estates and creditors and is fair and reasonable.

32.    Rights Offering. The Plan contemplates the consummation of the Rights Offering in order to raise $105 million in funding for the Debtors, which will be used to fund the Debtors’

business operations. The Rights Offering Procedures were attached to the Plan Supplement as Exhibit E. The Rights Offering was negotiated at arms’-length and in good faith, including in connection with the offer, issuance and sale of Reorganized Nuverra Common Stock pursuant thereto. The Debtors and the Reorganized Debtors’ compliance with provisions of the Rights Offering Procedures, performance of their obligations thereunder and the consummation of the transactions contemplated thereby, will not result in any violation of applicable law. Reorganized Nuverra Common Stock issued pursuant to the Rights Offering will be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

33.    Exit Financing. In conjunction with the Effective Date, the Reorganized Debtors (i) expect to utilize (a) a first lien, senior secured credit facility to be provided by the Supporting Noteholders in accordance with the terms and conditions set forth in the Plan Supplement (the “Backstop Exit Facility”) or by another party in lieu of the Backstop Exit Facility and (b) an additional working capital facility (the “Working Capital Facility”) with a third-party lender, including from a single lender that also could provide financing in lieu of the Backstop Exit Facility (the credit facilities described in (a) and (b) together with any other credit facility that the Debtors in their discretion, with the consent of the Supporting Noteholders, may agree to enter into on or before the Effective Date, the “Exit Facility”), (ii) will convert up to $12.5 million of senior secured, super-priority debtor-in-possession term credit facility (the “DIP Term Loan Facility”) into shares of Reorganized Nuverra Common Stock as set forth in the Plan, and (iii) will pay in full the $31.5 million senior secured, super-priority debtor-in-possession revolving facility (the “DIP Revolving Facility” and together with the DIP Term Loan Facility, the “DIP Facilities”) with proceeds from the Exit Facility. The Plan, together with the commitment for the Exit Facility, was negotiated between the Debtors and the counterparties thereto in good faith and at arm’s-length. The terms of the Plan, including the Debtors’ conversion of the DIP Term Loan Facility into shares of Reorganized Nuverra Common Stock, the Debtors’ entry into the Exit Facility and the payment of fees and expenses in connection therewith, and the payment in full of the DIP Revolving Facility, are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The terms of the Plan, including the Exit Facility, are in the best interest of the Reorganized Debtors, the Debtors, and their estates, creditors and other parties in interest. On the Effective Date, all of the Liens and security interests to be created under the Exit Facility shall be deemed approved. In furtherance of the foregoing, the Reorganized Debtors are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

34.    Releases, Exculpations and Injunctions. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges, exculpations and injunctions set forth in the Plan and implemented by this Confirmation Order are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their Estates, creditors and equity holders. The releases of non-Debtors under the Plan are fair to holders of Claims and are necessary to the proposed reorganization, thereby satisfying the requirements of In re Continental Airlines, Inc., 203 F.3d

203, 214 (3d Cir. 2000), In re Indianapolis Downs, LLC, 486 B.R. 286, 305 (Bankr. D. Del. 2013), and In re Zenith Electronics Corp., 241 B.R. 92, 110-11 (Bankr. D. Del. 1999). The record of the Combined Hearing and the Chapter 11 Cases is sufficient to support the releases, exculpations and injunctions provided for in Article IX of the Plan

35.    Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article X of the Plan.

36.    Waiver of Stay. Under the circumstances, it is appropriate that the 14-day stay imposed by the Bankruptcy Rules 3020(e) and 7062(a) be waived.

Decrees

WHEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

37.    Findings of Fact and Conclusions of Law. The above-referenced recitals, findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the Extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

38.    Disclosure Statement. For the reasons set forth herein, the Disclosure Statement (i) contains sufficient information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy laws, rules and regulations, including the Securities Act;

(ii) contains “adequate information” (as such term is defined in Bankruptcy Code section 1125(a)(1) and used in Bankruptcy Code section 1126(b)(2)) with respect to the Debtors, the Plan and the transactions contemplated therein; and (iii) is approved in all respects. Accordingly, the Disclosure Statement hereby is approved.

39.    Solicitation. The solicitation of Votes on the Plan complied with Bankruptcy Code sections 1125 and 1126, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, and was appropriate and satisfactory, and is approved in all respects.

40.    Ballots. The Ballots utilized in the Solicitation, substantially in the forms filed on the docket in the Chapter 11 Cases [Docket No. 306], are approved in all respects.

41.    Rights Offering and Rights Offering Procedures. The Rights Offering Procedures are approved and the Debtors and the Reorganized Debtors’ compliance with provisions of the Rights Offering Procedures, performance of their obligations thereunder and the consummation of the transactions contemplated thereby, will not result in any violation of applicable law. Accordingly, this order constitutes a “Rights Offering Order,” approving the Rights Offering and Rights Offering Procedures, as such term is defined, and used, in the Plan. Reorganized Nuverra Common Stock issued pursuant to the Rights Offering will be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

42.    Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims, if any, set forth on the Ballots returned by the Holders of Impaired Note Claims in connection with voting on the Plan: (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims under the Plan for distribution purposes; and (iii) shall not be binding on the Debtors or the Reorganized Debtors, except with respect to voting on the Plan.

43.    Notice of the Combined Hearing. Notice of the Combined Hearing complied with the terms of the Scheduling Order, was appropriate and satisfactory, was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and is approved in all respects.

44.    Confirmation. The Plan, as supplemented by the Plan Supplement (which is incorporated by reference into, and forms an integrated part of, the Plan), is confirmed under section 1129 of the Bankruptcy Code.

45.    Objections to the Plan and Confirmation. Any objections or responses to confirmation of the Plan and any reservation of rights contained therein that have not been withdrawn, waived or settled prior to the entry of this Confirmation Order are hereby OVERRULED on the merits and in the entirety, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

46.    Modifications to Plan. Modifications made to the Plan following the solicitation of votes thereon satisfied the requirements of Bankruptcy Code section 1127 and Bankruptcy Rule 3019, and no further solicitation is required.

47.    Deemed Acceptance of the Plan as Modified. In accordance with Bankruptcy Code section 1127 and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified in the Amended Plan. No holder of a Claim shall be permitted to change its vote as a consequence of such modifications.

48.    Plan Supplement and other Essential Documents and Agreements. The form of documents comprising the Plan Supplement, any other agreements, instruments, certificates or documents related thereto and the transactions contemplated by each of the foregoing are approved, and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties (and the satisfaction of applicable terms and conditions to their effectiveness), shall be in full force and effect and valid, binding and enforceable in accordance with the their terms without the need for any further action, order or approval of this Court, or other act or action under applicable law, regulation, order or rule.

49.    Disputed Claims. On and after the Confirmation Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw objections to all Claims against the Debtors and to compromise and settle any such Claims without notice to or approval by the Court or any other party; provided, however, that consent of the Supporting Noteholders shall be required for settlement of any Claims with agreed settlement payments in excess of $100,000.

50.    Disallowance of Claims. Except as otherwise specifically provided for in the Plan or this Confirmation Order or otherwise agreed, Holders of Claims need not file Proofs of Claim (other than, without limitation, Proofs of Claim filed on account of (i) Administrative Claims pursuant to Section 2.1 of the Plan or (ii) Rejection Damage Claims) and any and all other Proofs of Claim shall be deemed expunged from the claims register on the Effective Date without any further notice to or action, order, or approval of the Court.

51.    Administrative Claim Bar Date. Except as set forth in the Plan, all requests for payment of Administrative Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 2.3 of the Plan) must be filed and served on the Reorganized Debtors pursuant to the procedures specified in this Confirmation Order and the notice of entry of the Confirmation Order no later than 45 Business Days after the Effective Date. Holders of Administrative Claims that are required to, but do not, file and serve a request for payment of such Administrative Claim by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claim against the Debtors or Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than 75 Business Days after the Effective Date or such later date as the Bankruptcy Court may approve.

52.    Professional Compensation and Reimbursement Claims. All final applications for Professional Fee Claims for services rendered in connection with the Chapter 11 Cases prior to the Effective Date shall be filed with the Bankruptcy Court on or before the 35th Business Day following the Effective Date. Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and counsel to the Reorganized Debtors no later than 60 Business Days after the Effective Date. On or before the Effective Date, the Debtors or Reorganized Debtors, as the case may be, shall establish an escrow account for the payment of Professional Fee Claims (the “Professional Fee Claim Reserve”), which may be maintained in the account established for the reserve of professional fees in connection with the DIP Facilities, based upon the estimate of Professional Fee Claims to be asserted by professionals holding Professional Fee Claims set forth in the DIP Budget (as such term is defined in the DIP Financing Order) or contemplated to be paid with proceeds of the Exit Facility, provided that, if, after the payment of all Allowed Professional Fee Claims, there remains any amounts in the Professional Fee Claim Reserve, such amounts shall revert to, and become the sole property of the Debtors; provided, however, that, if there were to be a shortfall of amounts necessary to satisfy Allowed Professional Fee Claims from the Professional Fee Claim Reserve, the Debtors shall remain obligated to pay such Allowed Professional Fee Claims and the amount of Allowed Professional Fee Claims shall not be limited by the amount funded into the Professional Fee Claim Reserve.

53.    Reimbursement of Supporting Noteholders’ Professionals. As set forth in section 5(f) of the Restructuring Support Agreement and in sections 2.6 and 5.7 of the Amended Plan, on the Effective Date, the Debtors shall pay all the reasonable and documented fees and expenses of the Supporting Noteholders’ Professionals, or, with the consent of the Supporting Noteholders, as soon as reasonably practicable thereafter. Nothing herein or in the Plan shall require the Supporting Noteholders’ Professionals to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.

54.    Reimbursement of Exit Facility Lenders’ Professionals. On the Effective Date, or, with the consent of the applicable Exit Facility Lender (as defined below), as soon as reasonably practicable thereafter, the Debtors shall pay all the reasonable and documented fees and expenses incurred by professionals retained by a lender to any Exit Facility (an “Exit Facility Lender”) that relate to the applicable Exit Facility, so long as such lender remains a lender of an Exit Facility. Nothing herein or in the Plan shall require such Exit Facility Lender’s professionals to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.

55.    Withholding and Reporting Requirements. The Debtors and Reorganized Debtors and any other distributing party shall comply with all applicable tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions under the Plan shall be subject to any such withholding or reporting requirements, including any distributions of Reorganized Nuverra Common Stock to current or former employees of the Debtor. The Reorganized Debtors shall be entitled to deduct any U.S. federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. As a condition of receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan complete and return a Form W-8 or W-9, as applicable, or such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Any amounts withheld pursuant to this provision shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In connection with a distribution under the Plan, the Reorganized Debtors may take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including either withholding from distributions a portion of the Reorganized Nuverra Common Stock and selling such securities or requiring such Holder of an Allowed Claim to contribute the necessary Cash to satisfy the tax withholding obligations. With respect to any distribution to the Supporting Noteholders, the Reorganized Debtors may take the actions described in the preceding sentence only after consultation with such Supporting Noteholders. Notwithstanding the foregoing, each Holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

56.    Management Incentive Plan. Pursuant to the Plan, up to 12.5% of the Reorganized Nuverra Common Stock will be reserved for issuance as incentive awards under a

Management Incentive Plan, as described in the Plan, and as set forth in further detail in the Plan Supplement. Awards issued under the Management Incentive Plan will be dilutive of all other Reorganized Nuverra Common Stock issued pursuant to the Plan.

57.    Exemption from Certain Transfer Taxes. To the extent permitted by applicable law, pursuant to section 1146(a) of the Bankruptcy Code, no Stamp or Similar Tax shall result from, or be levied on account of, (i) the issuance, transfer or exchange of notes, bonds or equity securities; (ii) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (iii) the making or assignment of any lease or sublease; or (iv) the making or delivery of any deed or other instrument of transfer, under, in furtherance of, or in connection with, the Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, and transfers of tangible property. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or before the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

58.    Documentation. The Debtors and the Reorganized Debtors, as applicable, are authorized to execute and deliver (i) all documents, including exhibits, schedules and annexes thereto in connection with the Exit Facility (collectively, the “Exit Facility Documents”); (ii) any documents, including exhibits, schedules and annexes in connection with the Plan Supplement [Docket Nos. 90, 301]; and (iii) any other agreements, documents and instruments to be entered into as of the Effective Date as contemplated by, and in furtherance of, the Plan (collectively, the “Plan Documents”), and to take all steps deemed necessary by the Debtors or the Reorganized Debtors to consummate the transactions contemplated thereby.

59.    Binding Effect. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Confirmation Order, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Confirmation Order shall be binding on (i) the Debtors; (ii) the Reorganized Debtors; (iii) all parties in interest, holders of Claims against and Equity Interests in the Debtors, whether or not such Claims or Equity Interests are Impaired under the Plan and whether or not, if Impaired, such holders of Claims or Equity Interests accepted the Plan; (iv) each person acquiring property under the Plan; (v) each counterparty to an executory contract or unexpired lease of any of the Debtors; (vi) any Person or Entity making an appearance in the Chapter 11 Cases or any other Person in the Chapter 11 Cases; and (vi) the successors and assigns of all of the above-listed entities.

60.    Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan or in the Confirmation Order, the confirmation of the Plan shall discharge the Debtors and the Reorganized Debtors from any Claim that arose before the Effective Date, whether or not such Claim is Allowed and whether or not the Holder of such Claim has voted on the Plan, and each such Holder (as well as any trustee or agent on behalf of such Holder) of a Claim or Equity Interest and any Affiliate of such Holder shall be deemed forever to have waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such Holders of Claims and Equity Interests and their Affiliates forever shall be precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or cancelled Equity Interest in any Debtor or any Reorganized Debtor; provided, however, that, notwithstanding the foregoing, nothing in the Plan is intended to release any insurer from having to provide coverage under any policy to which the Debtors or the Reorganized Debtors and or their current or former officers, directors, employees, representatives or agents are parties or beneficiaries.

61.    Reservation of Rights in Favor of Governmental Units. Notwithstanding any provision in the Plan, this Confirmation Order or the related Plan Documents, nothing discharges or releases the Debtors, the Reorganized Debtors or any non-debtor from any Claim, liability or cause of action of the United States or any State, or impairs the ability of the United States or any State to pursue any claim, liability or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, leases, covenants, operating rights agreements or other interests or agreements with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtor’s bankruptcy cases were never filed and the Debtor and Reorganized Debtor shall comply with all applicable non-bankruptcy law. All Claims, liabilities, or causes of action of or to the United States or any State shall survive the bankruptcy case as if the case had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy case had not been commenced; provided, that nothing in the Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors with respect to any such claim, liability or cause of action under non- bankruptcy law, or be construed as an admission as to the existence of any fact or the validity of any Claim with respect to or in connection with any Claim, liability or cause of action. Without limiting the foregoing, for the avoidance of doubt: (i) the United States and any State shall not be required to file any Claims in the Debtor’s bankruptcy case in order to be paid on account of any Claim, liability or cause of action; (ii) nothing shall affect or impair the exercise of United States’ or any State’s police and regulatory powers against the Debtors or the Reorganized Debtors; (iii) nothing shall be interpreted to set cure amounts or to require the government to novate or otherwise consent to the transfer of any federal or state interests; and (iv) nothing shall affect or impair the United States’ or any State’s rights to assert setoff and recoupment against the Debtors or the Reorganized Debtors and such rights are expressly preserved.

62.    Injunction.

(a)    General. All entities who have held, hold or may hold Claims or Equity Interests (other than the Claims reinstated or Unimpaired under the Plan) and all other parties in interest in the Chapter 11 Cases, along with their respective current and former employees, agents, officers, directors, principals and affiliates, permanently are enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors; (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtors or Reorganized Debtors; (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors; or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, on account of such Claims or Equity Interests; provided, however, that nothing contained herein shall preclude such entities from exercising their rights pursuant to and consistent with the terms hereof and the contracts, instruments, releases, indentures and other agreements and documents delivered or assumed under or in connection with the Plan.

(b)    Injunction Against Interference with the Plan. Upon entry of the Confirmation Order, all holders of Claims and Equity Interests and their respective current and former employees, agents, officers, directors, principals and affiliates shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan; provided, that the foregoing shall not enjoin any party to the Restructuring Support Agreement from exercising any of its rights or remedies under the Restructuring Support Agreement in accordance with the terms thereof.

63.    Release of Liens. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or this Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. To the extent that any Secured Claim has been satisfied or discharged in full pursuant to the Plan, and such holder or agent for such holder of a Secured Claim has filed or recorded publicly any Liens or security interests to secure such holder’s Secured Claim, as soon as practicable on or after the Effective Date such holder (or the agent for such holder) shall take any and all steps requested by the Reorganized Debtors that are necessary to cancel or extinguish such Liens or security interests. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

64.    Preservation of All Causes of Action Not Expressly Settled or Released. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain (and have the exclusive right to enforce after the Effective Date) any claims, rights and Causes of Action that the Debtors or the Estates may hold against any Entity, including, without limitation, all claims relating to transactions under section 549 of the Bankruptcy Code, all transfers recoverable under section 550 of the Bankruptcy Code, all Causes of Action identified in the Schedule of Preserved Claims and Causes of Action attached to the Plan Supplement, all Causes of Action against any Entity on account of indebtedness, and any other Causes of Action in favor of the Reorganized Debtors or their Estates. The Reorganized Debtors shall be permitted to pursue such retained claims, rights or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.

65.    Cancellation of Notes, Instruments, Debentures, Common Stock and Stock Options. On the Effective Date, except to the extent provided elsewhere in the Plan or in this Confirmation Order, each of (i) the ABL Facility, (ii) the Term Loan Facility, (iii) the 2021 Notes, (iv) the 2018 Notes, (v) the indentures governing the 2021 Notes and 2018 Notes, (vi) Equity Interests in the Debtors, (vii) the warrants issued in connection with the Out-of-Court

Restructuring, (viii) any other notes, bonds, indentures, certificates or other instruments or documents evidencing or creating any Claims or Equity Interests and (ix) and all other items listed in Section 4.5 of the Plan, shall be cancelled and deemed terminated and shall represent only the right to receive the distributions, if any, to which the holders thereof are entitled under the Plan; provided, however, that the indentures governing the 2021 Notes and 2018 Notes, and the Term Loan Credit Agreement shall continue solely to the extent necessary to (i) allow Holders of Claims under such agreements to receive applicable Plan distributions; (ii) allow the Reorganized Debtors, the 2021 Note Indenture Trustee, the 2018 Note Indenture Trustee, and the Term Loan Agent to make applicable distributions pursuant to the Plan on account of the 2021 Note Claims, the 2018 Note Claims, and the Term Loan Facility Claims, as applicable, and deduct therefrom such reasonable compensation, fees, and expenses (a) due to the 2021 Note Indenture Trustee, the 2018 Note Indenture Trustee, or the Term Loan Agent under the 2021 Note Indenture, the 2018 Note Indenture, or the Term Loan Credit Agreement, as applicable, or (b) incurred by the 2021 Note Indenture Trustee, the 2018 Note Indenture Trustee, or the Term Loan Agent in making such distributions pursuant to the Plan; and (iii) allow the 2021 Note Indenture Trustee, the 2018 Note Indenture Trustee, and the Term Loan Agent to (a) be compensated and reimbursed for fees and expenses, in Cash, in accordance with the 2021 Note Indenture, the 2018 Note Indenture, or the Term Loan Credit Agreement, as applicable, (b) maintain and exercise their respective charging liens against applicable Plan distributions, (c) appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, (d) enforce any obligation owed to them under the Plan, and (e) enforce their rights, claims, and interests vis-à -vis any parties other than the Released Parties. Except as provided pursuant to the Plan, each of the 2021 Note Indenture Trustee, the 2018 Note Indenture

Trustee, and the Term Loan Agent and their respective agents, successors, and assigns shall be fully discharged of all of their duties and obligations associated with the 2021 Note Indenture, the 2018 Note Indenture, or the Term Loan Credit Agreement.

66.    Continued Corporate Existence and Vesting of Assets in Reorganized Debtors. Each of the Debtors, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal entity with all of the powers available to such legal entity under applicable law and pursuant to the applicable Reorganized Debtors Constituent Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with applicable law. On and after the occurrence of the Effective Date, the Reorganized Debtors shall be authorized to operate their respective businesses, and to use, acquire or dispose of Assets without supervision or approval by the Bankruptcy Court and free from any restrictions of the Bankruptcy Code or the Bankruptcy Rules. Except as otherwise provided in this Confirmation Order, the Plan or any Plan Document, on or after the Effective Date, all property of the estates of the Debtors, and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall vest in the Reorganized Debtors, free and clear of all Claims, Liens, charges or other encumbrances and interests.

67.    Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order or a separate order of this Court, the classification and manner of satisfying all Claims and Equity Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, distributions under the Plan to holders of Allowed Claims will not be subject to payment of a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

68.    Releases.

(a)    Releases by the Debtors. Upon the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, the Debtors, the Reorganized Debtors and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other entities who may purport to assert any cause of action derivatively, by or through the foregoing entities, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the efforts of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Plan and the transactions contemplated therein and thereby, shall forever release, waive and discharge, to the maximum extent permitted by law, all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise against the Released Parties that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or before the Effective Date, and in any way relating to (i) the Debtors and any Affiliates or subsidiaries of the Debtors, (ii) the Reorganized Debtors,

(iii) the Estates, (iv) the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, (v) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, (vi) the Chapter 11 Cases, (vii) the Plan, including the solicitation of votes on the Plan, (viii) the Solicitation and Disclosure Statement, (ix) the restructuring of any Claim or Equity Interest before or during the Chapter 11 Cases, including the Out-of-Court Restructuring, (x) the Rights Offering, (xi) the Restructuring Support Agreement, (xii) the Exit Facility Credit Agreement, and (xiii) the negotiation, formulation or preparation of the foregoing agreements and transactions described in Article IX of the Plan (the foregoing, the “Debtor Released Claims”); provided, however, that (i) no Released Party shall be released hereunder from any Debtor Released Claim as a result of any act, omission, transaction, event or other occurrence by a Released Party that has been or is hereafter found by any court or tribunal by final order to constitute gross negligence, fraud, or willful misconduct and (ii) the foregoing release shall not apply to or release any express contractual or financial obligations owed to the Debtors or the Reorganized Debtors or any right or obligation arising under or that is part of the Plan or any agreement entered into pursuant to, in connection with or contemplated by, the Plan.

(b)    Releases by Holders of Claims. To the fullest extent permitted by applicable law, upon the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the Plan and the transactions, contracts and instruments contemplated therein and thereby, each holder of a Claim in a Voting Class who (i) does not opt out of the release provisions in the Plan on their Ballot or (ii) votes to accept the Plan (the “Releasing Parties”), agrees to the release provisions in the Plan and shall forever release, waive and discharge, to the maximum extent permitted by law, all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise against the Released Parties that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or before the Effective Date and in any way relating to or arising from, in whole or in part, (i) the Debtors and any Affiliates or subsidiaries of the Debtors; (ii) the Reorganized Debtors; (iii) the Estates; (iv) the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors; (v) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan; (vi) the contractual arrangements between the Debtors and any Released Party; (vii) the Chapter 11 Cases; (viii) the Plan, including the solicitation of votes on the Plan; (ix) the Solicitation and Disclosure Statement; (x) the Rights Offering; (xi) the Exit Facility Credit Agreement; (xii) the restructuring of any Claim or Equity Interest before or during the Chapter 11 Cases, including the Out-of-Court Restructuring; and (xiii) the negotiation, formulation or preparation of the foregoing agreements and transactions described in Article IX of the Plan (the foregoing, the “Releasing Party Released Claims”); provided, however, that (i) no Released Party shall be released hereunder from any Releasing Party Released Claim as a result of any act, omission, transaction, event or other occurrence by a Released Party that has been or is hereafter found by any court or tribunal by final order to constitute gross negligence, fraud, or willful misconduct; (ii) the foregoing release shall not apply to or release any express contractual or financial obligations or any right or obligation arising under or that is part of the Plan or any agreement entered into pursuant to, in connection with or contemplated by, the Plan; and (iii) the foregoing release shall not apply to or release any surviving obligations under the ABL Credit Agreement or DIP Revolving Facility.

69.    Exculpation. To the fullest extent permitted by applicable law, except with respect to any acts or omissions expressly set forth in and preserved by the Plan, the Plan Supplement, or definitive documents, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Equity Interest, obligation, suit, judgment, damage, demand, debt, right, cause of action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the formulation, negotiation, preparation, dissemination, or termination of the DIP Facilities, the Reorganized Debtors Constituent Documents, the Management Incentive Plan, the New Employment Agreements, the Exit Facility Credit Agreement, the Rights Offering, Rights Offering Procedures, the Registration Rights Agreement, the Solicitation and Disclosure Statement, the Restructuring Support Agreement, PSA, the Warrant Agreement, the Plan Supplement, and the Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, the Plan; any contract, instrument, release or other agreement or documents (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan; the filing of the Chapter 11 Cases; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; except for gross negligence, fraud, or willful misconduct as determined by a Final Order, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

70.    Unimpaired Claims. Notwithstanding anything to the contrary in the Plan or Plan Documents or in this Confirmation Order, until a Claim in Class A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 of the Plan that arises prior to the Effective Date has been (i) paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtor or Reorganized Debtor, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (ii) is otherwise satisfied or disposed of as determined by a court of competent jurisdiction, (a) the provisions of Plan Sections 9.2 (Discharge of Claims), 9.3 (Releases) or 9.5 (Injunction) shall not apply or take effect with respect to such Claim and (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan or the Plan Documents. Holders of Claims in Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 of the Plan shall not be required to file a Proof of Claim with the Bankruptcy Court. Holders of Claims falling under Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 shall retain all their rights under applicable non-bankruptcy law to pursue their Class A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 Claims against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties. The Debtors and Reorganized Debtors shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment as to Claims classified in Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 of the Plan. If the Debtors or the Reorganized Debtors dispute any Claim falling under Classes A1-A3, A7, A9, A12, B1-B3, B7, B8, B10, C1-C3, C7, C8 or C10 of the Plan, and do not object to such Claims in the Bankruptcy Court, such dispute shall be determined, resolved or adjudicated in the manner as if the Chapter 11 Cases had not been commenced.

71.    Continuation of Automatic Stay. Except as otherwise expressly provided in the Plan, this Confirmation Order or a separate Order of this Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Effective Date.

72.    Assumed Contracts and Leases. Immediately prior to the Effective Date, all executory contracts and unexpired leases of the Debtors and any other agreement that otherwise may have required the consent of the counterparty to its assumption that (i) are not rejected by the Debtors prior to the Effective Date (including by designating such contract or unexpired lease for rejection in the Plan Supplement), (ii) are not subject to a motion seeking assumption or rejection as of the Effective Date or (iii) were not identified in the Plan Supplement as executory contracts or unexpired leases for which the Debtors expressly reserved the right to seek to reject, shall be deemed to have been assumed by the Debtors as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code without further notice or order of this Court and the non-debtor counterparties who have not objected to the assumption of their executory contracts or unexpired leases are deemed to have consented thereto. Each executory contract and unexpired lease assumed pursuant to Article V of the Plan shall revest in, and be fully enforceable by, the respective Reorganized Debtor in accordance with the terms thereof, except as otherwise modified by the provisions of the Plan, or by any order of this Court. The Reorganized Debtors, except as otherwise agreed by the parties or ordered by this Court, will, pursuant to the Plan, cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan.

73.    Adequate Assurance of Future Performance. Except as otherwise provided in this Confirmation Order, the only adequate assurance of future performance of any executory contract or unexpired lease that is assumed in connection with the Plan shall be the promise of the applicable Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under the Plan.

74.    Cure Claims. Any counterparty to an executory contract or unexpired lease that failed to object timely to the proposed assumption or Cure Claim amount shall be deemed to have consented to such assumption or Cure Claim amount. In the event of a dispute regarding (i) the amount of any payments to cure such a default or (ii) any other matter pertaining to assumption, the payment of Cure Claims required by Bankruptcy Code section 365(b)(1) shall be made no later than 10 Business Days following the entry of a Final Order or orders resolving the dispute and approving the assumption. If the Debtors are unable to resolve an objection to a proposed assumption or Cure Claim amount in a manner that is satisfactory to the Debtors and the Supporting Noteholders, the Debtors (with the consent of the Supporting Noteholders), or the Reorganized Debtors, as applicable, expressly reserve the right to reject the executory contract or unexpired lease on or before 10 Business Days following the entry of a Final Order regarding the proposed assumption and Cure Claim amount.

75.    Rejection of Executory Contracts and Unexpired Leases. This Order shall constitute the Court’s approval of the rejection of all the executory contracts and unexpired leases identified on the Schedule of Rejected Contracts included in the Plan Supplement or otherwise identified as rejected in the Plan or this Order. This Order shall constitute an order of the Court under sections 365 and 1123(b) of the Bankruptcy Code approving such contract and lease rejections. Except as otherwise provided herein or on the Schedule of Rejected Contracts, the rejection of executory contracts and unexpired leases rejected by the Debtors pursuant to this Order shall be effective as of the Effective Date. In the event that a rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, any Claims resulting therewith shall be governed by the procedures set forth in Article V of the Plan. Allowed Claims arising from the rejection of executory contracts or unexpired leases (i) against the Nuverra Group Debtors are treated in Class A8—Nuverra Group Rejection Damage and Other Debt Claims, (ii) against the AWS Debtor are treated in Class B6—AWS Debtor Unsecured Debt Claims, and (iii) against the Badlands (DE) Debtor are treated in Class C6—Badlands (DE) Debtor Unsecured Debt Claims.

76.    Bar Date for Rejection Damage Claims. Claims based on the rejection of executory contracts or unexpired leases (“Rejection Damage Claims”) must be filed and served on the Reorganized Debtors so as to be actually received by the Debtor or Reorganized Debtor no later than 30 days after the date of entry of the Confirmation Order (the “Rejection Bar Date”). Holders of Rejection Damage Claims that are required to, but do not, file and serve a request for payment of such Rejection Damage Claim by the Rejection Bar Date shall be disallowed automatically, forever barred, estopped, and enjoined from asserting such Rejection Damage Claim against the Debtors or Reorganized Debtors or their property, and such Rejection Damage Claim shall be deemed discharged as of the expiration of the Rejection Bar Date without the need for any action by the Debtors or Reorganized Debtors or further notice or action, order, or approval of the Court. The Debtors and Reorganized Debtors reserve the exclusive right to object to any Rejection Damage Claims.

77.    Insurance Policies. All insurance policies and insurance policy-related agreements pursuant to which any Debtor has any obligations in effect as of this Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies and insurance policy-related agreements shall vest in the Reorganized Debtors.

78.    Surety Bonds.

(a)    Each of the Debtors’ surety bonds shall be deemed assumed effective as of the Effective Date and each Reorganized Debtor party thereto shall pay any and all premium and other obligations due (including, but not limited to, any outstanding claims against the bonds) or that may become due on or after the Effective Date; provided that, in lieu of the assumption of a surety bond, a surety provider may elect to issue a name-change rider to any such surety bond or to issue new surety bonds naming the applicable Reorganized Debtor as permittee/principal on the same terms as are provided in the existing surety bond.

(b)    Each Reorganized Debtor shall be deemed to have assumed as of the Effective Date, and shall continue to perform under, any of its indemnity agreements in place with such surety provider immediately prior to the Petition Date (the “Indemnity Agreements”), subject to the terms and conditions thereof; provided that, in lieu of the assumption of an Indemnity Agreement, a Reorganized Debtor may enter into a new indemnity agreement, which agreement shall be on the same terms and conditions as the existing Indemnity Agreement with such surety provider except as otherwise agreed by the Reorganized Debtors in their sole discretion.     Notwithstanding any other provision of the Plan, all letters of credit, proceeds from drawn letters of credit, if any, or other collateral issued to the surety providers as security for a Debtor’s and Reorganized Debtor’s obligations under an existing or new surety bond or Indemnity Agreement shall remain in place to secure against any “loss” or “default” (as defined in the applicable Indemnity Agreement) incurred by the respective surety provider in accordance with the applicable assumed Indemnity Agreement, and the surety provider’s respective rights to draw on such letters of credit pursuant to the applicable Indemnity Agreement shall remain unaffected. For the avoidance of doubt: (i) the obligations of the Debtors under the surety bonds are contractual and financial obligations and are being assumed and, as applicable, entered into, pursuant to and in connection with the Plan; and (ii) the obligations of any non-Debtor indemnitors under the surety bonds are not being released or discharged under the Plan.

79.    Authorization to Take Acts Necessary to Implement Plan. Each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions and to perform such acts as may be necessary, desirable or appropriate to comply with or implement the Plan, the Rights Offering, the Exit Facility Credit Agreement, the Registration Rights Agreement, the Warrant Agreement, the Reorganized Debtors Constituent Documents, the Restructuring Support Agreement, the PSA, and any other Plan documents, including the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors as contemplated in the Plan, and all documents, instruments and agreements related thereto and all annexes, exhibits, and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any stockholder or board of directors’ approval. Each of the Debtors and the Reorganized Debtors hereby is authorized and empowered to take such actions, to perform all acts, to make, execute and deliver all instruments and documents, to make payments, and to pay all fees and expenses as set forth in the documents relating to the Plan and the Exit Facility, including without limitation, the Registration Rights Agreement, the Rights Offering, the Reorganized Debtors Constituent Documents and that may be required or necessary for its performance thereunder without the need for any stockholder or board of directors’ approval.    On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and empowered to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan and the Exit Facility in the name of and on behalf of the Reorganized Debtors. Each of the Debtors, the Reorganized Debtors and the officers and directors thereof are authorized to take any such actions without further corporate action or action of the directors or stockholders of the Debtors or the Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, Reorganized Nuverra shall file its amended certificates of incorporation with the Secretary of State of the state in which Reorganized Nuverra is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

80.    Exit Facility. On the Effective Date, the Debtors are authorized, but not directed, to (i) enter into an Exit Facility (including the Backstop Exit Facility, the Working Capital Facility, or any one or more facilities entered into in lieu of the Backstop Exit Facility or the Working Capital Facility), (ii) borrow under the Exit Facility, (iii) enter into the other Exit Facility Documents and (iv) to grant liens and security interests to the applicable agents under the Exit Facility, or any successor agents thereunder (collectively, the “Exit Facility Agent”) in substantially all of the Reorganized Debtors’ assets, and such documents, Liens and security interests are approved and ratified. Any other Exit Facility Documents signed by the Debtors shall be binding and enforceable against the Debtors and the Reorganized Debtors and their assets upon and after the Effective Date. All fees, costs and expenses paid by the Debtors in connection with the Exit Facility are ratified and approved. As of the Effective Date, (i) the security interests and liens granted to the Exit Facility Agent pursuant to the Exit Facility shall constitute legal, valid and duly perfected Liens against the Debtors’ assets with the priority provided for in the Exit Facility Documents and (ii) neither the obligations created under the Exit Facility Documents nor the liens granted in favor of the Exit Facility Agent under the Exit Facility Documents shall constitute preferential transfers or fraudulent conveyances under the

Bankruptcy Code or any applicable non-bankruptcy law. Notwithstanding any provision in the Plan or this Confirmation Order to the contrary, from and after the Effective Date, the choice of law and jurisdiction provisions of the Exit Facility shall be applied to the Exit Facility.

81.    Exemption from Securities Laws; Issuance of Securities. The Debtors and Reorganized Debtors are authorized to issue the securities necessary to effectuate the Plan and any distributions thereunder, including the issuance of Rights, which were issued in connection with the Rights Offering, the Unsecured Claim Warrants and the Reorganized Nuverra Common Stock, pursuant to and in accordance with section 1145 of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state securities laws if three principal requirements are satisfied: (i) the securities are offered and sold under a plan of reorganization and are securities of the debtor, of an Affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold a claim against, or an interest in, the debtor or such Affiliate; and (iii) the securities are issued entirely in exchange for the recipient’s claims against or interests in the debtor, or are issued “principally” in such exchange and “partly” in exchange for cash or property. In addition, section 1145(a)(2) exempts from the registration under section 5 of the Securities Act and state securities laws, the offer of a security through any warrant, option, right to subscribe, or conversion privilege that was sold in the manner specified in section 1145(a)(1). The distribution of the Reorganized Nuverra Common Stock, Unsecured Claim Warrants and the Rights, if any, under the Plan satisfy the requirements of sections 1145 of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

82.    Execution By Third Parties. Each and every federal, state and local governmental agency or department is hereby directed to accept, and lessors and holders of liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices where the Reorganized Debtors’ certificates of incorporation or any other Plan Document may need to be filed in order to effectuate the Plan.

83.    Preparation, Delivery and Execution of Additional Documents by Third Parties. Each holder of a Claim receiving a distribution pursuant to the Plan and all other parties in interest shall, from time to time, take any reasonable actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

84.    Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

85.    Notice of Entry of Confirmation Order. On or before the 10th day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules on the Office of the United States Trustee and other parties in interest, including, without limitation, creditors, equity holders, and any party subject to the injunction provisions in Article IX of the Plan, by causing a notice of entry of this Confirmation Order to be delivered to such parties by first class mail, postage prepaid, or by electronic delivery, if so consented by receiving parties.

86.    Dissolution of the Committee of Unsecured Creditors. Effective as of the Effective Date, the Committee appointed in the Chapter 11 Cases is hereby dissolved and its members are deemed released of any duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of their attorneys, financial advisors, and other agents shall terminate. Notwithstanding the foregoing, the retained professionals for the Committee shall continue to have standing and the right to be heard with respect to (i) filing and prosecuting applications for compensation pursuant to the Orders authorizing the retention of such professionals [Docket Nos. 239, 238, 237], (ii) any applications for compensation filed by any other professionals retained in the Chapter 11 Cases, (iii) the enforcement of the Plan; and (iv) any appeals with respect to the foregoing.

87.    References to Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety.

88.    Confirmation Order Controlling. If there is any conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

89.    Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court or any other court of competent jurisdiction, such reversal, modification or vacatur shall not affect the validity or enforceability of any acts, or obligations, indebtedness, liability, priority or Lien incurred or undertaken by the Debtors and the Reorganized Debtors under or in connection with the Plan prior to the Debtors’ or the Reorganized Debtors’ (as applicable) receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the Debtors or Reorganized Debtors, as applicable, receipt of written notice of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all Plan Documents or any amendments or modifications thereto in effect prior to the date the Debtors or Reorganized Debtors, as applicable, received such actual written notice.

90.    Post-Confirmation Modifications. Subject to the limitations set forth in the Plan, and subject to the terms of the Restructuring Support Agreement, after entry of this Confirmation Order, the Debtors may, upon order of the Court, amend or modify the Plan, in accordance with Bankruptcy Code section 1127(b). Notwithstanding the foregoing, the Debtors are authorized to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the documents included in the Plan Supplement, any and all exhibits to the Plan, and this Confirmation Order.

91.    Applicable Non-Bankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and the Plan Documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

92.    Effectiveness of Order. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h), or any other provision of the Bankruptcy Code or the Bankruptcy Rules, this Confirmation Order shall be effective immediately upon its entry. This Confirmation Order is and shall be deemed to be a separate order with respect to each of the Debtors for all purposes. This Confirmation Order is intended to be a final order and the period in which an appeal must be filed shall commence upon entry hereof.

93.    Substantial Consummation. Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

94.    The Record. The record of the Combined Hearing is closed.

Dated: Wilmington, Delaware

    July 25, 2017

/s/ Kevin J. Carey
KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

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